UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2009

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EnergySolutions, Inc. announced on November 30, 2009 that Philip O. Strawbridge, its Chief Financial Officer, is resigning from the Company effective December 31, 2009 to pursue personal business interests. Mr. Strawbridge, who played a key role in the Company’s initial public offering and has been instrumental in integrating the nine companies brought together since 2005 to provide EnergySolutions’ broad range of global nuclear services, will be succeeded as Executive Vice President and Chief Financial Officer by Mark C. McBride, the Company’s current Senior Vice President and Corporate Controller.

Mark C. McBride, age 48, has served as the Senior Vice President and Corporate Controller of EnergySolutions since January 2007.  Prior to joining EnergySolutions, he was Senior Vice President, Chief Accounting Officer and Treasurer of Mrs. Fields Famous Brands, LLC from March 2006 to January 2007.  He was Vice President and Corporate Controller of Mrs. Fields from August 2002 to March 2006 and served as Interim Chief Accounting Officer and Interim Treasurer from May 2005 to March 2006.  Prior to that, he was Chief Financial Officer of Ovid Technologies, Inc. from April 2001 to July 2002.  Mr. McBride was Vice President and Corporate Controller of Evans & Sutherland Computer Corporation from September 1996 to April 2001.  He also served as the Corporate Secretary of Evans and Sutherland from March 1998 to March 2001.  He was Senior Vice President and Chief Financial Officer of HealthRider, Inc from September 1993 to September 1996.  Mr. McBride is a certified public accountant and was a Senior Audit Manager at Price Waterhouse LLP.

Item        9.01        Financial Statements and Exhibits

(d)           Exhibits

99.1         Press release dated November 30, 2009 regarding the resignation of Phillip Strawbridge and the appointment of Mark McBride as Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: November 30, 2009	By:	/s/ Val J. Christensen
Val J. Christensen